EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1997, which appears on page F-1 of SMC Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.




PRICE WATERHOUSE LLP



Portland, Oregon
May 22, 1997